Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           COMMUNITY BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)


          South Carolina                                         57-0966962
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

               791 Broughton St., Orangeburg, South Carolina 29115
              (Address of principal executive offices and zip code)

                           COMMUNITY BANKSHARES, INC.
                             1997 STOCK OPTION PLAN
                              (Full title of Plan)


           William W. Traynham                    Copies to:
       Community Bankshares, Inc.                 George S. King, Jr., Esquire
              President and                       Suzanne Hulst Clawson, Esquire
         Chief Financial Officer                      Sinkler & Boyd, P.A.
           791 Broughton Steet                    1426 Main Street, Suite 1200
    Orangeburg, South Carolina 29115             Columbia, South Carolina 29201
(Name and address of agent for service)
                                                         (803) 779-3080
             (803) 535-1060
      (Telephone number, including
    area code, of agent for service)


                                          Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
                                                                                     Proposed
                                                           Proposed                   maximum
  Title of securities          Amount to be            maximum offering         aggregate offering            Amount of
   to be registered          registered(1)            price per share(2)             price(2)              registration fee
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock,
     no par value             166,000 shares              $13.25                  $2,199,500.00               $611.46
--------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices of the shares reported by the American Stock Exchange on May 17, 1999.
                                                         Exhibit Index on page 6

                                     PART I

         This registration statement relates to registration of 166,000 additional shares of common stock, which are reserved for issuance pursuant to the Registrant's 1997 Stock Option Plan. A registraton statement has previously been filed with respect to other shares of the Registrant's common stock reserved for issuance under the same stock option plan. The contents of such earlier registration statement (File No. 333-29951), filed June 24, 1997, are hereby incorporated by reference herein.

Item 8.  Exhibits.

          4 Community Bankshares, Inc. 1997 Stock Option Plan (incorporated by reference to appendix to Registrant's Proxy Statement filed in connection with the 1997 Annual Meeting of Shareholders.)

          5       Opinion of Sinkler & Boyd, P.A.

         23.1     Consent of J. W. Hunt and Company, L.L.P.

         23.2     Consent of Sinkler & Boyd, P.A. (included in Exhibit 5).

         24       Power of Attorney

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orangeburg, State of South Carolina on May 17, 1999.

                               Community Bankshares, Inc

                                    s/E. J. Ayers, Jr.
                               By:----------------------------------------------
                                    E. J. Ayers, Jr.
                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on May 17, 1999.

                                    s/William W. Traynham
                               By:----------------------------------------------
                                    William W. Traynham
                                    President and Chief Financial Officer
                                    (Principal Accounting and Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 17, 1999.

s/E. J. Ayers, Jr.
--------------------------------
E. J. Ayers, Jr.                                      Chief Executive Officer,
                                                      Chairman of the Board of
                                                      Directors

s/Alvis J. Bynum
--------------------------------
Alvis J. Bynum                                        Director

s/Martha Rose C. Carson
--------------------------------
Martha Rose C. Carson                                 Director

s/Anna O. Dantzler
--------------------------------
Anna O. Dantzler                                      Director

s/J. M. Guthrie
--------------------------------
J. M. Guthrie                                         Director

s/Richard L. Havekost
--------------------------------
Richard L. Havekost                                   Director

s/Phil P. Leventis
--------------------------------
Phil P. Leventis                                      Director

s/Jesse A. Nance
--------------------------------
Jesse A. Nance                                        Director

s/William H. Nock
--------------------------------
William H. Nock                                       Director

s/Samuel F. Reid, Jr.
--------------------------------
Samuel F. Reid, Jr.                                   Director

s/William W. Traynham
--------------------------------
William W. Traynham                                   President, Chief Financial
                                                      Officer, Director

s/J. Otto Warren, Jr.
--------------------------------
J. Otto Warren, Jr.                                   Director


--------------------------------
Wm. Reynolds Williams                                 Director

s/Michael A. Wolfe
--------------------------------
Michael A. Wolfe                                      Director

                                  EXHIBIT INDEX

EXHIBIT

4 Community Bankshares, Inc. 1997 Stock Option Plan (incorporated by reference to appendix to Registrant's Proxy Statement filed in connection with the 1997 Annual Meeting of Shareholders.)

5        Opinion of Sinkler & Boyd, P.A.

23.1     Consent of J. W. Hunt and Company, L.L.P.

23.2     Consent of Sinkler & Boyd, P.A.
           (included in Exhibit 5)

24       Power of Attorney




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